                                                                   Exhibit 10.80


                              REVOLVING CREDIT NOTE


$15,000,000.00                                  Boston, Massachusetts
                                                March 1, 1999


         FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to BANKBOSTON, N.A. (the "Lender"), or order, the principal amount of Fifteen Million Dollars ($15,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Agreement referred to below) made by the Lender to the Borrower pursuant to the Agreement and noted on the records of the Lender, such payment to be made as hereinafter provided, together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof until paid in full.

         The entire unpaid principal (not at the time overdue) of this Note shall bear interest at the rate or rates from time to time in effect under the Agreement, as defined below. Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Agreement.

         The Borrower absolutely and unconditionally agrees to repay so much of the Revolving Loans as may be necessary so that the aggregate outstanding principal amount of the Revolving Loans will not exceed the Maximum Amount. On June 30, 2001, the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the holder hereof, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

         All payments under this Note shall be made at the head office of the Lender at 100 Federal Street, Boston, Massachusetts 02110 (or at such other place as the Lender may designate from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds. Subject to the provisions of Section 2.4 of the Agreement, the Borrower may prepay this Note in whole or in part at any time without premium or penalty. Amounts so paid and other amounts may be borrowed and reborrowed by the Borrower hereunder from time to time as provided in the Agreement referred to below.

         This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of a certain Loan Agreement of even date herewith by and between the undersigned and the Lender (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         Upon an Event of Default, as defined in the Agreement, the aggregate unpaid balance of principal plus accrued interest may become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The maker of this Note hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         WITNESS the execution of this Note under seal on the date written above.


                                          C.P. CLARE CORPORATION

WITNESS:


                                          By:
-----------------------                       ----------------------------------
                                          Name: Harry Andersen
                                          Title: Senior Vice President and
                                                  Chief Financial Officer